SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: August 19, 2003
                       (Date of earliest event reported)


                                 USF CORPORATION
             (Exact name of registrant as specified in its charter)

 Delaware                         0-19791                  36-3790696
(State or other  jurisdiction    (Commission File  No.)   (IRS  Employer
of incorporation or organization)                         Identification Number)

8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois   60631
(Address of principal executive offices)                  (Zip Code)

                                 (773) 824-1000
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report)

Item 5.  Other Events.

                 On August 19, 2003,  USF  Corporation  announced  that
                 Richard P. DiStasio has been elected President and Chief Executive Officer.


Item 7.           (c) Exhibits:


Exhibit Number    Description


        99           News Release, dated August 19, 2003.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          USF CORPORATION

                                          By: /s/ Richard C. Pagano
                                              Richard C. Pagano
                                              Senior Vice President, General
                                              Counsel & Secretary

Date:    August 20, 2003

                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE:              Contact:  Vendely Communications, Inc.
                                    Maggie Nye/Elizabeth Vendely - Los Angeles maggie@vendely.com/elizabeth@vendely.com
                                    818-623-1000
                                    Ellen Krupp - Chicago
                                    ellen@vendely.com
                                    815-578-0365


            USF Corporation Names Richard P. DiStasio President, CEO
    Board of Directors Selects Proven Distribution and Transportation Leader

(Chicago, Illinois - August 19, 2003) Richard P. DiStasio has been named President and Chief Executive Officer of USF Corporation (www.usfc.com). The selection was announced by the Board of Directors of USF, a $2.25 billion leader in the transportation industry. Mr. DiStasio, 49, will also be named to the Board of Directors of the Company. He will join USF effective Monday, September 15, 2003.

"Mr. DiStasio brings a number of valuable attributes to the Company, including broad-based knowledge of the transportation industry and hands-on experience in distribution services. In his recent professional posts, he has demonstrated a unique insight and very clear understanding of how to maximize value for customers in the supply chain," said Neil Springer, Lead Director of USF Corporation's Board of Directors, in making the announcement. As President and Chief Executive Officer of The Martin-Brower Company, a global distribution services company, Mr. DiStasio managed the largest provider of supply chain management services to McDonald's worldwide restaurant chain. These services include specialized distribution and extensive truck fleet operations.

"USF is fortunate to be joined by a leader with a solid track record of improving profitability in a narrow margin business. In addition to a successful general management career, Mr. DiStasio also brings to the Company a wealth of experience and in-depth understanding of operations, finance, acquisitions and business integration. We are confident that he has the right balance of operating skills and strategic vision to meet the challenges of USF now and in the future," Mr. Springer continued. (more)

USF Corporation Names
Richard P. DiStasio President, CEO
Page 2

"USF has enormous capabilities and I am pleased to have this opportunity to lead a company with so much potential for growth. The management team here is extremely qualified and I look forward to capitalizing on their talents," commented Mr. DiStasio.

Initially, Mr. DiStasio will be focused on taking advantage of the Company's strengths and strategically positioning USF to be even more responsive to the changing demands of the transportation industry.

In 1999, Mr. DiStasio joined Reyes Holdings, LLC, a privately held food and beverage distribution company, as Chief Financial Officer. Later he was promoted to President, U.S. Operations for The Martin-Brower Company, an operating company of Reyes Holdings. In 2001, Mr. DiStasio was named President and Chief Executive Officer of Martin-Brower.

Mr. DiStasio has also held a number of other transportation and distribution-related positions. At Maurice Sporting Goods, Incorporated, he served as Chief Financial Officer and later Executive Vice President. He joined GRI Corporation as Controller and was then promoted to Senior Vice President, Operations. Both companies are based in Chicago. He earned a Bachelor of Science Degree in Accounting at the University of Illinois in Chicago.

In addition, Mr. DiStasio serves on the University of Illinois Chicago Business Advisory Board. He is also active in several charitable organizations, including Catholic Charities. A Chicago native, Mr. DiStasio and his wife and four children reside in the Chicago area.

USF Corporation Names
Richard P. DiStasio President, CEO
Page 3

Mr. DiStasio's appointment follows an extensive search conducted by the USF Board of Directors in which candidates from both inside and outside the transportation industry were considered. The four-month search began after Mr. Samuel K. Skinner announced his retirement in April 2003 as Chairman, President, and Chief Executive Officer of USF Corporation.

USF Corporation (NASDAQ: USFC) provides a full range of supply chain management services, offering high-value transportation solutions across North America through a network of independently operated companies that compete collectively. USF's five regional trucking companies-USF Bestway, USF Dugan, USF Holland, USF Red Star, and USF Reddaway-provide industry-leading next-day, regional (USF PremierSM) and national (USF PremierPlusSM) less-than-truckload services. USF Glen Moore is one of the fastest growing providers of premium regional and national truckload services. USF Logistics Services is a full-service provider of transportation management, contract warehousing, dedicated fleet, cross docking, domestic ocean services and reverse logistics. USF Technology Services is a provider of information integration and support services to USF and its customers, including USF Net web-based services. For more information, visit www.usfc.com.


                                      ###
For more information contact:
Vendely Communications, Inc.
Maggie Nye maggie@vendely.com /Elizabeth Vendely elizabeth@vendely.com Los Angeles 818-623-1000 fax 818-623-1881
Ellen Krupp ellen@vendely.com
Chicago 815-578-0365  fax 815-578-0295